POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints ADOLPH J. FERRO, Ph.D., GILBERT N. MILLER, and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place, and stead, in any and all capacities, to sign a registration statement on Form S-1 of Agritope, Inc., relating to a distribution of shares of common stock, no par value per share, and related preferred stock purchase rights, and any and all amendments (including post-effective amendments) to the registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, this power of attorney has been signed by each of the undersigned as of October 13, 1997.


        Name                                                 Title



/s/ Michel de Beaumont                                       Director
Michel de Beaumont



/s/ Nancy L. Buc                                            Director
Nancy L. Buc